Exhibit 10.11

Risk and Return Transfer Execution Guarantee Agreement

With Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1

Risk and Return Transfer Execution Guarantee Agreement of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 (the “Agreement”) is entered into on the day of October 22, 2015 by the following parties in Shanghai, China.

Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd. (“Party A1”), having its legal address of Rm. 28-1-2010, Shangwuyuan West District, Zhong Xin Road, Konggang Economic Area, Tianjin, China

Guangdong Jin Xiang Yin Rui Precious Metal Management Co., Ltd. (“Party A2”), having its legal address of No.13 of Room 1601, Bld#16, Nansha Financial Building, No.171 Haibin Road, Nansha District, Guangzhou, China

Guangdong Sheng Ding Precious Metal Management Co., Ltd. (“Party A3”, collectively referred as “Party A” together with Party A1 and Party A2), having its legal address of No.15 of Room 1601, Bld#16, Nansha Financial Building, No.171 Haibin Road, Nansha District, Guangzhou, China

Shanghai Pan Hou Wei Ran Asset Management Company Limited, on behalf of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 under its management (hereinafter referred to as “Party B”), is a private fund company duly established under the law and registered in fund industry association, having its legal address of No.1112-5, Lane 528, New Jinlong Street, Zhujing Town, Jinshan District, Shanghai. Party B is the fund manager of Pan Hou Wei Ran —PHC Commodity Equity Interest Swap Fund No.1, having funds filing and issuing qualification.

The above parties are hereinafter collectively referred to as “the parties”.

Whereas,

Party A1, Party A2 and Party A3 have signed a Risk and Return Transfer Agreement of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 with Party B respectively (hereinafter referred to as “Risk and Return Transfer Agreement”).

NOW THEREFORE, the parties enter into the following agreement in respect of execution guarantee of the Risk and Return Transfer Agreement as well as other matters through friendly negotiation:

1.              Definition

Unless the context of the agreement stipulates otherwise, the following words in this agreement shall have the meanings set out herein below:

“Transfer Trading”	the meaning as defined in Article 2.1 of the Risk and Return Transfer Agreement.

“Starting Date of Transfer Trading”	means the date that Transfer Trading starts.

“Expiring Date of Transfer Trading”	means the date that Transfer Trading ends.

“Trading day (T Day)”	means the trading day of any party of Party A, namely a set of trading days.

“Net gains/Net Losses”

in the case of trade day, means the net gains or net losses generated by settlement of trading positions held by any party of Party A1, Party A2 and Party A3, exclusive of its trading commissions, bid-offer spreads and overnight fees.

“Minimum Deposit”

in the case of Trading Day, means the minimum deposit amount that Party A1, Party A2 and Party A3 need to maintain according to the trading rules of the relevant exchanges after the closing of T-1 of the Trading Day.

“Net Asset Value of Cash Management Tool”	means the sum of net value of account cash and investment product of cash management tool.

“Account”	the meaning as defined in Article 2.1 of the Agreement.

“Fund Expense”	means management cost of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 and other expenses borne by Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1.

2.              Execution Guarantee Measures

2.1       Party B shall open an independent and segregated bank account to deposit fund assets and make receipt and payment of investment trading settlement payment (hereinafter referred to as “the Account”). Party B shall also deposit funds into the Account from time to time as required herein to support performance of Transfer Trading.

2.2       The parties to the agreement shall TBD and Party B can only transfer fund assets in the Account with Party A’s approval. The details of mutual management of the Account include:

2.2.1                     Seals of the parties shall be held in custody separately by the opening bank. In case of account operation over-the-counter or through note (such as check), fund assets transfer can only be made with both parties’ seals.

2.2.2                     Online banking of the Account shall be authorized hierarchically. Party A is responsible for its approval while Party B performs the fund transfer. Fund assets transfer can only be made after the approval of Party A.

No party shall unilaterally modify the mutual management method or prevent the other party from exercising actual management rights in any way without mutual written agreement.

Where Party A requests Party B to transfer fund assets, Party B shall complete such transfer as fast as practicable.

2.3       Party B can make fund asset investment for improving returns other than the Transfer Trading and such investments shall be specified in the Agreement. However, investment can only be made to cash management tool with high safety and liquidity.

2.4       Party B shall ensure that net value of the fund share should be no less than RMB1.000 yuan per share and the total number of fund shares be no less than three million before 9:00 am of October 1, 2015.

2.5       Net Value of the fund share at the beginning of T Day

2.5.1                     Party A1, Party A2 and Party A3 shall submit trading settlement data of T-1 Day before 12:00am on T Day, respectively, since the Starting Date of Transfer Trading. The parties agree unanimously to count net value of the fund share of Party B at the beginning of T Day according to the following formulas respectively:

Net Value of the Fund Share at the beginning of T Day

= Net Value of the Fund Share at the beginning of T-1 Day

+Net Buying/Net Redemption Assets of the Fund of T-1 Day

+Short Covering Amount of Fund Shareholders of T-1 Day

-Actual Income Distribution of the Fund of T-1 Day

+Net Gain/Net Loss of Investment Product of Cash Management Tool of the Fund in T-1 Day

+Net Trading Profit/Loss of T-1 Day

-Fund expenses which shall be counted and drew in T-1 Day

-Any other payment to any third parties other than Party A1 made in

T-1 Day

2.5.2                     Net Value of the Fund Share = Net Value of the Fund Assets/Total Amount of the Fund Share

2.5.3                     Payment of net gains or net losses made by any party of Party A and Party B under Article 3.1 hereof shall not be accounted into or affected the calculation of fund asset at the beginning of T Day of Party B.

2.5.4                     Party A1, Party A2 and Party A3 shall submit trading settlement data of T-1 Day before 12:00pm on T Day respectively and Party B shall submit net value data of fund asset to Party A1, Party A2 and Party A3 before 17:00pm on T Day. Where Party A1, Party A2 and Party A3 submit trading settlement data of T-1 Day later than 12:00pm on T Day, Party B shall submit net value data of fund asset within 5 hours after the receipt of trading settlement data.

2.6       Where net value of the fund asset of Party B at the beginning of T Day decreases to or is less than 70% of the sum of Minimum Deposit of all parties of Party A, fund warning will be triggered. Fund manager shall inform fund shareholders of additional funding (subscription) by consensus to make net value of the fund asset no less than 100% (inclusive) of the sum of Minimum Deposit of all parties of Party A.

2.7       Investors in funds can purchase and redeem the fund on open day as agreed by the agreement. Fund manager can, at its discretion, temporarily increase the numbers of open days based on operational need of the fund and changes in market environment.

2.8       Where net value of the fund asset of Party B on T Day is greater than 120% of the sum of Minimum Deposit of all parties of Party A, the portion in excess of the sum can be applied to distribution of fund returns by Party B after written notice to all parties of Party A.

3.              Liability of Default

3.1       Default of Party B

3.1.1                     Where Party B fails to raise additional funds timely on T Day pursuant to Article 2.6 of this agreement, Party B shall pay delay damages to Party A. The damages amount shall be 0.03% of the spread between expected additional funds and actual additional funds of Party B for each day. The damages shall be counted and drew on a daily basis and paid by fund asset on payment day after settlement. Each party of Party A can share the damages according to the proportion of their minimum deposit on T day and Party B shall pay the damages to each party of Party A from the fund account respectively. Unless early the Agreement is terminated otherwise agreed by the agreement, the agreement is still valid during the delay period and Party B shall not draw any fund asset from the fund account.

3.1.2                     Where failure of Party B to make Transfer Trading payment to Party A timely due to its own reason, Party B shall pay late payment fees to the Party A at a rate of 0.03% of the amounts due. If the payment is delayed for more than 7 days, Party A is entitled to terminate the Risk and Return Transfer Agreement and Party B shall continue to perform payment obligations accumulated before and till the termination of the agreement.

3.1.3                     Where net value of the fund asset at the beginning of any Trade Day of Party B decreases to or is lower than 10% of the sum of minimum deposit of all parties of Parties A, each of the parties to the agreement is entitled to terminate the Risk and Return Transfer Agreement, and in such event, Party B shall promptly liquidate the Pan Hou Wei Ran —

PHC Commodity Equity Interest Swap Fund No.1 and pay all the payments owed to Party A.

3.1.4                     Upon the occurring or the knowing of events or circumstances that may cause Party B to fail to perform the Risk and Return Transfer Agreement or the Risk and Return Transfer Execution Guarantee Agreement, Party B shall promptly notify Party A. Party A, if necessary, is entitled to terminate the Risk and Return Transfer Agreement with Party B and request Party B to make Transfer Trading payment before Payment Day.

3.1.5                     Where Party B conducts unauthorized operation about the Account not provided for in the agreement or without prior written consent of Party A, any party of Party A is entitled to terminate the Risk and Return Transfer Agreement and request Party B to make Transfer Trading payment before Payment Day. Party B shall pay Party A all the actual damages incurred by Party A resulting from such unauthorized operation.

3.2       Default of Party A

3.2.1                     Where any party of Party A fails to submit trading settlement data for each day timely to Party B due to its own reason, the party shall submit the data within 2 days after the receipt of Party B’s notice. Where failure of the party to submit the data timely after the receipt of Party B’s notice, Party B is entitled to terminate the Risk and Return Transfer Agreement with such party and request Party A to make Transfer Trading payment before Payment Day.

3.2.2                     Where failure of any party of Party A to make Transfer Trading payment to Party A timely due to its own reason (included the payment made according to Article 3.2.1), such party shall pay late payment fees to Party B at a rate of 0.03% of the amounts due. If the payment is delayed for more than 7 days, Party B is entitled to terminate the Risk and Return Transfer Agreement and the Risk and Return Transfer Execution Guarantee Agreement and Party A shall continue to perform payment obligations accumulated before and till the termination of the agreement.

3.3       The parties hereto agree and acknowledge that if trading settlement data cannot be accessed due to any reasons except for the parties, resulting in the failure of Transfer Trading payment, the parties shall not settle during this period until the trading settlement data can be accessed.

4.              Termination of the Agreement

4.1       Except for the special cases stipulated by the law such as force majeure, the agreement can only be terminated under the following conditions:

4.1.1                     Expiration date of Transfer Trading is due;

4.1.2                     The parties to the agreement agree to terminate jointly by written approval;

4.1.3                     Termination of the Risk and Return Transfer Agreement;

4.1.4                     Where any party of Party A terminates the Agreement according to the conventions, terms and conditions under the Risk and Return Transfer Agreement with Party B, its Risk and Return Transfer Agreement with Party B is terminated at the same time; Where any party of Party A terminates the Agreement and its Risk and Return Transfer Agreement with Party B, the rights and obligations of other parties of Party A under their Risk and Return Transfer Agreement and the Agreement will be terminated automatically.

5.              Force majeure

5.1       Force majeure means any circumstances occurred after the execution date which is uncontrollable and unforeseeable or which is foreseeable but unavoidable as a result of which any party is unable to perform all or part of the agreement. Force majeure includes but not limited to strikes, labor troubles or disturbances, explosions, fires, floods, earthquake, hurricane and/or other natural disasters, war, civil commotions, intentionally destruction, expropriation, confiscation, sovereign act of government, legal change, cooperation discontinuation between the two parties due to lack of approval in respect of certain matters by government or mandatory provisions and requirements by government, and other significant events or emergency events.

5.2       In the event of any such circumstances arising, the party affected shall give prompt notice to the other party in the most convenient way without any delay and submit detailed writing report to the other party within fifteen (15) days after the event. The party affected by force majeure shall take all reasonable steps to overcome the effects of force majeure and reduce the loss caused by force majeure. The parties to the agreement shall, in accordance with the effects of the events on the performance of the agreement, decide whether to terminate or delay the performance of the agreement or whether to exempt all or part of the obligations of the party affected.

6.              Applicable Laws and Disputes Resolution

6.1       The execution, validity, interpretation, performance and disputes resolution shall be governed by and interpreted in accordance with the law of the People’s Republic of China.

6.2       Any disputes arising from this agreement shall be first settled through the friendly consultation; in case of no settlement amicably as aforesaid, shall be handled over to Shanghai Arbitration Committee and finally resolved by arbitration in accordance with its existing valid arbitration rules in Shanghai. The arbitration award shall be final and binding upon all the parties.

7.              Others

7.1       Confidentiality

Trade secret and business information of one party acquired by the other party in the process of agreement performance shall be kept in strict confidence, which shall not be disclosed in any way or disclosed to third parties or applied for improper use without prior written authorization of the owning party. The provision shall not apply to the information which can be disclosed stipulated by laws and regulations, required by government, judiciary or domestic or foreign stock exchange.

7.2       Severability

In case all or part of any provisions contained herein shall be held to be illegal, invalid or unenforceable, such provisions or part of the provisions shall not be construed as part of this agreement and legality, validity or enforceability of any other provisions of this agreement shall not be affected.

7.3       Amendment

Any amendment to the agreement shall be made a written instrument signed by the parties. Written amendment to the agreement as aforesaid shall thereafter form an integral part of this agreement.

7.4       Assignment

The Agreement is binding on both parties and their successors and is executed for the benefit of them; however, any and all rights or obligations under this Agreement may not be assigned in whole or in part by any party without the prior written consent of the other party hereto.

7.5       Notice

Any notice or other communication provided for in this Agreement by either party to the other shall be made in written form and delivered by hand or by approved express delivery or sent by facsimile to the appropriate addresses of the parties set forth below. The date of receipt of a notice shall be confirmed in accordance with the following provisions:

(a)         In the case of the notice delivered by hand, the date of receipt of a notice shall be the date delivered by hand;

(b)         In the case of the notice delivered by approved express delivery, the date of receipt of a notice shall be the date on the return receipt; and

(c)          In the case of the notice sent by facsimile the date of receipt of a notice shall be next working day after the successful delivery and receipt of the facsimile.

Notice to Party A1:

Address: 12th Floor, Block B, Zhenhua Enterprise Plaza, No. 3261 Dongfang Road, Pudong District, Shanghai

Receiver: Shijia Wang

Fax: 021-20289085

Notice to Party A2:

Address: 12th Floor, Block B, Zhenhua Enterprise Plaza, No. 3261 Dongfang Road, Pudong District, Shanghai

Receiver: Shijia Wang

Fax: 021-20289085

Notice to Party A3

Address: 12th Floor, Block B, Zhenhua Enterprise Plaza, No. 3261 Dongfang Road, Pudong District, Shanghai

Receiver: Shijia Wang

Fax: 021-20289085

7.6       Original Text

This Agreement shall be executed in four counterparts, and each party will hold one counterpart. All of the counterparts shall have the equal legal effect.

(There is no text below. This is the signature page of Risk and Return Transfer Execution Guarantee Agreement of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1.)

IN WITNESS WHEREOF, each of parties hereto has caused this agreement to be executed by duly authorized representative on October 22, 2015 in Shanghai China.

Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd.

/s/ Songzhi Hu

Guangdong Jin Xiang Yin Rui Precious Metal Management Co., Ltd.

/s/ Dikuo Bo

Guangdong Sheng Ding Precious Metal Management Co., Ltd.

/s/ Binhui Song

Party B

Shanghai Pan Hou Wei Ran Asset Management Company Limited, on behalf of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 under its management (Seal)

Signature (legal representative):	/s/ Xuwei Yang